Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 2, 2012, with respect to the financial statements and schedules of NorthStar Real Estate Income Trust, Inc. contained in Supplement No. 14 to the Prospectus in the Post-Effective Amendment No. 8 to the Registration Statement on Form S-11(File No. 333-157688). We consent to the use of the aforementioned report in the Registration Statement and related Prospectus Supplement, and to the use of our name as it appears under the caption “Experts”.

/s/ GRANT THORNTON LLP

New York, New York

Marh 2, 2012